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                                                                  EXHIBIT 23.2


                        Independent Auditors' Consent

The Board of Directors
Black-eyed Pea U.S.A., Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 33-93192 and 333-09731) on Form S-8 and in the registration statement (No. 333-07019) on Form S-3 of DenAmerica Corp. of our report dated May 10, 1996, with respect to the consolidated balance sheets of Black-eyed Pea U.S.A., Inc. and subsidiaries as of April 1, 1996 and April 3, 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended April 1, 1996, which report appears in the Form 8-K of DenAmerica Corp. dated July 3, 1996.


                                       /s/ KPMG Peat Marwick LLP
                                       ------------------------------
                                       KPMG Peat Marwick LLP

Dallas, Texas
October 29, 1996